SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2002

NII HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-32421	91-1671412
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10700 PARKRIDGE BOULEVARD, SUITE 600, RESTON, VIRGINIA 20191
(Address of Principal Executive Offices)           (Zip Code)

Registrant’s telephone number, including area code: 703-390-5100

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

(B)	CONFIRMATION OF PLAN OF REORGANIZATION

     The purpose of this Form 8-K is to set forth certain items relating to the entry of an order confirming the Revised Third Amended Joint Plan of Reorganization (the “Plan”) of NII Holdings, Inc. (the “Company”).

(1) & (2)	IDENTITY OF THE COURT AND DATE OF ORDER

     As previously reported, on May 24, 2002, we filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), in which court it was assigned case number 02-11505 (MFW). We filed the original Joint Plan of Reorganization on June 14, 2002, the First Amended Plan of Reorganization on June 27, 2002, the Second Amended Plan of Reorganization on July 9, 2002, the Third Amended Plan of Reorganization on July 26, 2002, and the Revised Third Amended Joint Plan of Reorganization on July 31, 2002. On July 31, 2002, we received approval from the Bankruptcy Court of the Plan and Second Amended Disclosure Statement (the “Disclosure Statement”), a copy of which was previously filed with the Securities and Exchange Commission (the “SEC”).

     On October 28, 2002, the Bankruptcy Court entered an order confirming the Plan (the “Confirmation Order”). We expect that the Plan will be consummated and that we will emerge from Chapter 11 proceedings on November 12, 2002 (the “Effective Date”).

     The Plan is filed as Exhibit 2.1 attached hereto and is incorporated herein by reference. A copy of the Confirmation Order is filed as Exhibit 2.2 attached hereto and is incorporated herein by reference. A copy of the Disclosure Statement was filed as Exhibit 99.1 to our current report on Form 8-K filed with the SEC on August 9, 2002 and is hereby incorporated herein by reference.

(3)	SUMMARY OF THE PLAN

     Set forth below is a summary of the material terms of the Plan, which we expect will be consummated on or shortly after the Effective Date. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Confirmation Order, the Plan and the Disclosure Statement. Capitalized terms used in this report, but not defined herein, shall have the meanings assigned to such terms in the Plan.

•	We expect to amend and restate our Bylaws (“Amended Bylaws”) and file a Restated Certificate of Incorporation (“Restated Certificate”) with the Secretary of State of the State of Delaware on the Effective Date authorizing an aggregate of 100,000,000 shares of common stock, par value $0.001 per share (“New Common Stock”), one share of preferred stock, par value $1.00 per share (“Special Director Preferred Stock”), and 10,000,000 shares of undesignated preferred stock, par value $0.001 per share (“Undesignated Preferred Stock”). Copies of the Restated Certificate and Amended Bylaws are attached and filed, respectively, as Exhibits 3.1 and 3.2, hereto.

•	We expect to exchange on the Effective Date, on a pro rata basis, $2.33 billion in senior redeemable notes and other unsecured, non-trade claims that existed prior to our bankruptcy filing for 3,920,000 shares of New Common Stock and to cancel such senior redeemable notes and other unsecured, non-trade debt outstanding prior to the Effective Date.

•	We expect on the Effective Date to cancel all shares of our preferred stock, common stock, options and other equity interests that existed prior to our Chapter 11 proceedings and were outstanding prior to the Effective Date.

•	We expect that on the Effective Date Motorola Credit Corporation (“Motorola”), our largest equipment provider, sole provider of our handsets, and largest secured creditor, will reinstate in full our $225.0 million international Motorola equipment financing facility and our $100.0 million Brazil Motorola equipment financing facility, subject to deferrals of principal amortization and some structural modifications.

•	We expect that on the Effective Date we will repay the outstanding principal balance, together with accrued interest, due under our $56.7 million international Motorola incremental financing facility using restricted cash held in escrow, which amount will thereafter be available for borrowing under certain circumstances.

•	We expect on the Effective Date to enter into a new spectrum use and build-out agreement with Nextel Communications, Inc., our former parent company (“NCI”), in exchange for the staggered payment of $50.0 million, of which amount we expect that $25.0 million will be paid on the Effective Date.

•	We expect on the Effective Date to raise $140 million in proceeds from some of our creditors that participated in a rights offering in exchange for the issuance of 15,680,000 in additional shares of our New Common Stock and senior secured discount notes due 2009 (“New Notes”) with an aggregate principal amount of $180.8 million due at maturity and issued by NII Holdings (Cayman), Ltd., a wholly-owned subsidiary of ours (“NII Cayman”). The New Notes are expected to be senior secured obligations that pay interest at an annual rate of 13% (although interest is not expected to be paid in cash for the first two years) and to mature in 2009. We expect that we will fully, unconditionally and irrevocably guarantee the repayment of the New Notes and that some of our subsidiaries and affiliates will provide similar guarantees.

•	We expect that on the Effective Date NCI will purchase $50.9 million of New Notes and 5,696,521 shares of our New Common Stock through the rights offering. Together with 1,424,130 shares of our New Common Stock that we expect to issue to NCI in connection with the cancellation of our senior redeemable notes outstanding prior to the Effective Date, NCI would on the Effective Date and upon consummation of the transactions contemplated by the Plan own about 36% of the number of shares of New Common Stock that we expect will be issued and outstanding as of the Effective Date.

•	We also reached an agreement with creditors to our Argentina credit facilities and expect to repurchase the outstanding balance owed to such creditors by our Argentine operating company for $5.0 million in cash and the issuance to them of 400,000 shares of New Common Stock at the Effective Date (equal to 2% of all shares of our New Common Stock that we expect will be issued and outstanding at the Effective Date upon consummation of the transactions contemplated by the Plan).

•	Upon consummation on the Effective Date of the transactions contemplated by the Plan, we expect that we will have 20,000,000 shares of New Common Stock outstanding. In addition, we expect that on the Effective Date, options covering 2,222,222 shares of New Common Stock will be granted under our 2002 Management Incentive Plan (the “Incentive Plan”).

•	We expect that pursuant to the Plan, on the Effective Date, our board of directors will consist of nine members, three in each class. We expect that the three directors of the first class will hold office until the next annual meeting following the Effective Date or until a successor is duly elected and qualified, the three directors of the second class will hold office until the next succeeding annual meeting or until a successor is duly elected and qualified, and the three directors of the third class will hold office until the next thereafter succeeding annual meeting or until a successor is duly elected and qualified. We expect that Motorola, holder of the share of Special Director Preferred Stock, will have the power and authority to nominate, elect, remove and replace a single member of the board. We expect that as of the Effective Date, our board of directors will consist of three existing board members and six new board members.

•	We expect that on the Effective Date NII Holdings (Delaware), Inc. will be merged with and into Company.

(4)	SHARES ISSUED AND OUTSTANDING

     We expect that as of the Effective Date, all shares of our preferred stock, common stock and other equity interests outstanding prior to the Effective Date will be cancelled as provided in the Plan and that our senior redeemable notes will also be cancelled.

     Upon filing of the Restated Certificate, which we expect will occur on the Effective Date, we will be authorized to issue up to a total of 100,000,000 shares of New Common Stock, one share of Special Director Preferred Stock and 10,000,000 shares of Undesignated Preferred Stock. We expect that the shares of New Common Stock, Special Director Preferred Stock and Undesignated Preferred Stock will have the preferences, rights and voting powers (and the qualifications, limitations, or restrictions thereof) provided in the Restated Certificate, a copy of which is filed as an exhibit hereto and is incorporated herein by reference.

     Pursuant to the Plan, on the Effective Date, we expect to issue a total of 20,000,000 shares of New Common Stock and one share of Special Director Preferred Stock. Of these shares of New Common Stock, we expect that 3,920,000 shares will be issued to holders of our senior redeemable notes and other unsecured, non-trade claims outstanding prior to the Effective Date, 15,680,000 shares will be issued to participants in our rights offering, and 400,000 shares will be issued to the creditors to our Argentina credit facility in connection with the restructuring of the Argentina credit facility. We also expect that on the Effective Date options covering 2,222,222 shares of New Common Stock will be issued pursuant to the Incentive Plan.

     We further expect that on the Effective Date and pursuant to the Plan, NII Cayman will issue New Notes with an aggregate principal amount at maturity of $180.8 million.

(5)	FINANCIAL INFORMATION

     A statement of the assets and liabilities of the Company is hereby incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 filed with the SEC on August 14, 2002 and our Current Report on Form 8-K, filed with the SEC on August 9, 2002, and the Disclosure Statement filed as Exhibit 99.1 thereto.

     Since our Plan was approved by the Bankruptcy Court on October 28, 2002 upon entry of the Confirmation Order, for financial reporting purposes, we expect to use an effective date of October 31, 2002 and apply fresh-start accounting to our consolidated balance sheet as of that date in accordance with SOP 90-7. We expect to adopt fresh-start accounting because we expect that the holders of our existing voting shares immediately before the Effective Date will receive less than 50% of the voting shares of the emerging company and that our reorganization value, which served as the basis for our Plan approved by the Bankruptcy Court, will be less than our post petition liabilities and allowed claims. Under fresh-start accounting, a new reporting entity would then be considered to have been created and we would be required to adjust the recorded amounts of assets and liabilities to reflect their estimated fair values at the date fresh-start accounting is applied.

     “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the statements made in this report are not historical or current facts, but deal with potential future circumstances and developments. They can be identified by the use of forward-looking words such as “believes,” “expects,” “plans,” “may,” “will,” “would,” “could,” “should” or “anticipates” or other comparable words, or by discussions of strategy that involve risks and uncertainties. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties, including actions by the Bankruptcy Court, not meeting conditions precedent related to the Plan, failure to obtain third party consents, technical uncertainties, financial variations, changes in the regulatory environment, industry growth and predictions. All forward-looking statements involve substantial risks and uncertainties beyond the Company’s control. The Company undertakes no obligation to update or revise any forward-looking statements contained in the Plan, the Disclosure Statement or this report. New factors emerge from time to time, and it is not possible for the Company to predict all such factors.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED:

Not Applicable.

(b)	PRO FORMA FINANCIAL INFORMATION:

Not Applicable.

(c)	EXHIBITS:

2.1	Revised Third Amended Joint Plan of Reorganization of the Company, dated July 31, 2002 (filed herewith).

2.2	Revised Second Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the Revised Third Amended Joint Plan of Reorganization (incorporated by reference to the Company’s Current Report on Form 8-K, filed on August 9, 2002, File No. 000-32421.)

2.3	Order of the Bankruptcy Court, dated October 28, 2002, confirming the Company’s Revised Third Amended Joint Plan of Reorganization (filed herewith).

3.1	Restated Certificate of Incorporation of the Company (filed herewith).

3.2	Amended and Restated Bylaws of the Company (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC.
(Registrant)

By:	/s/ Robert J. Gilker

Robert J. Gilker
Vice President and General Counsel

Dated: November 12, 2002

EXHIBIT INDEX

2.1	Revised Third Amended Joint Plan of Reorganization of the Company, dated July 31, 2002 (filed herewith).

2.2	Revised Second Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the Revised Third Amended Joint Plan of Reorganization (incorporated by reference to the Company’s Current Report on Form 8-K, filed on August 9, 2002, File No. 000-32421.)

2.3	Order of the Bankruptcy Court, dated October 28, 2002, confirming the Company’s Revised Third Amended Joint Plan of Reorganization (filed herewith).

3.1	Restated Certificate of Incorporation of the Company (filed herewith).

3.2	Amended and Restated Bylaws of the Company (filed herewith).